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  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2026
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Goosehead Insurance, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38466	82-3886022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Solana Boulevard, Ste. 4500
Westlake, Texas 76262
(Address of Principal Executive Offices, and Zip Code)

214-838-5500
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	GSHD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2026, Goosehead Insurance, Inc (the “Company”) issued a press release that includes certain preliminary, unaudited information regarding the Company’s performance for the three and nine months ended September 30, 2026. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Preliminary Nature of Results. The financial results for the three and nine months ended September 30, 2026, furnished with this Current Report on Form 8-K are preliminary, have not been reviewed or audited by the Company’s independent registered public accounting firm, are based on the Company’s estimates, and were prepared prior to the completion of the Company’s financial statement close process or the Restatement (as defined below). Accordingly, our actual results and the impact of the Restatement may differ from the preliminary financial information presented herein, and any such differences could be material. The preliminary financial information is subject to, among other things, the completion of the Restatement described in Item 4.02 below and the Company’s financial statement close and review procedures for the three and nine months ended September 30, 2026, and should not be viewed as a substitute for full interim financial statements prepared in accordance with generally accepted accounting principles in the United States ("GAAP").

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 6, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”), after discussion with management of the Company, concurred with management's conclusion that the following previously issued financial statements should no longer be relied upon and should be restated (the "Restatement"): (i) the audited consolidated financial statements for the fiscal years ended December 31, 2025, 2024 and 2023 (the “Annual Periods”), included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2026; and (ii) the unaudited condensed consolidated financial statements as of and for the quarterly and year-to-date periods ended September 30, June 30 and March 31 of each of 2025, 2024 and 2023, and June 30 and March 31, 2026, included in the Company’s Quarterly Reports on Form 10-Q for those periods (the “Interim Periods” and, together with the Annual Periods, the “Non-Reliance Periods”). Similarly, any previously issued or filed reports, earnings releases, press releases, investor presentations or other communications describing the Company’s financial statements and other related financial information covering the Non-Reliance Periods should no longer be relied upon. The Audit Committee, along with management, discussed with Deloitte & Touche LLP (the "Independent Auditors"), the Company’s independent registered public accounting firm, the matters disclosed in this filing pursuant to this Item 4.02.

In response to a comment letter received from the SEC as part of its standard review of our annual filings, management determined that its historical accounting for certain costs to obtain customer contracts did not conform to GAAP. Concurrently with this evaluation, management initiated a comprehensive review of its broader accounting policies. Through this process, management identified an additional departure from GAAP in the presentation of certain fees charged to franchisees, consisting of technology-related fees and fees for participation in the Company's errors and omissions ("E&O") insurance program.

During the Non-Reliance Periods, certain qualifying commissions paid to obtain customer contracts were expensed within employee compensation and benefits rather than deferred and amortized over the period of expected benefit. Although the Company believes its historical approach reflects the underlying economics of its business, that historic methodology does not comply with Accounting Standards Codification Topic 340-40, Other Assets and Deferred Costs—Contracts with Customers. The Company preliminarily expects employee compensation and benefits to decrease and income from operations to increase by approximately 0.5% to 5.5% of employee compensation and benefits for each of the full year ended December 31, 2025 and the interim periods ended June 30, 2026 and March 31, 2026, with related effects on tax expense and other assets.

During the Non-Reliance Periods, certain fees charged to franchisees, consisting of technology-related fees and fees for participation in the Company's E&O insurance program, were recorded as a reduction of general and administrative expenses rather than recognized as franchise revenues in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). Correcting this departure from GAAP results in a reclassification that increases both franchise revenues and general and administrative expenses by equal amounts. This correction relates to presentation of these amounts, not the timing of their recognition, and had no effect on operating income, net income or cash flows for the Non-

Reliance Periods. Technology-related fee revenues are recognized monthly over the terms of the respective franchise agreements and E&O insurance program fee revenue is recognized over the applicable insurance coverage period. The Company preliminarily expects both total revenue and general and administrative expenses to increase by equivalent amounts in the ranges of approximately $11 million to $16 million for the year ended December 31, 2025 and approximately $5.5 million to $8.5 million for the six months ended June 30, 2026.

The Restatement is not expected to impact the Company’s cash or cash equivalents or total cash flows from operating, investing, or financing activities for any of the Non-Reliance Periods.

The Company intends to file an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K/A”) to restate the financial statements for the Annual Periods, including the comparative financial information for 2024 and 2023, and for the quarterly and year-to-date periods ended September 30, June 30 and March 31 of 2025 and 2024. It also intends to file amendments to its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2026 and March 31, 2026 to restate the affected interim financial statements. The Company intends to file these amendments as soon as practicable.

Management is assessing the effect of the Restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures. The Company expects to report one or more material weaknesses in its internal control over financial reporting and to conclude that its disclosure controls and procedures were not effective as of the end of each of the Non-Reliance Periods.

Delayed Filing of Quarterly Report. As a result of the additional time needed to complete the Restatement, the Company does not expect to file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 (the “Q3 2026 Form 10-Q”) by the prescribed due date of November 9, 2026. The Company intends to file the Q3 2026 Form 10-Q as soon as practicable following the completion of the Restatement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding the Company’s preliminary financial results for the three and nine months ended September 30, 2026, the scope, timing and expected impact of the Restatement, the expected impact on the Company’s third quarter 2026 results, the Company’s assessment of its internal control over financial reporting and disclosure controls and procedures, the anticipated timing of the filing of any periodic reports or amendments thereto, and the timing of the Company’s full earnings release. Words such as “expect,” “anticipate,” “intend,” “estimate,” “believe,” “will,” “may” and similar expressions are intended to identify forward-looking statements. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others: the completion of the Company’s financial statement close process and the review of its results; the discovery of additional information relevant to the Restatement; the time required to complete the Restatement and related filings; the Company’s expectations regarding materiality or significance and the restatement’s quantitative effects; any delay in the filing of required periodic reports and the consequences thereof; the identification of material weaknesses and the effectiveness of remediation; potential litigation, regulatory inquiries or proceedings; and the other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequent filings with the SEC. Forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to update them, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release issued on November 9, 2026
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOSEHEAD INSURANCE, INC.

Date: November 9, 2026	By:	/s/ John Martin
John Martin Chief Financial Officer